UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL CLUB, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

8600

(Primary Standard Industrial Classification Code Number)

26-2940624

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

775-333-1198

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company [ x ]

(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	2,250,000	$0.04	$90,000	$3.54

(1) The offering price has been arbitrarily determined by the Companyand bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

GLOBAL CLUB, INC.

2,250,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Global Club, Inc. (“Global Club”) and it is not presently traded on any market or securities exchange. 2,250,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.04. Global Club will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page **** of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

There is no minimum number of shares that must be sold but the Company will use its best efforts to sell the securities offered. The Company will retain the proceeds from the sale of any of the offered shares.

The date of this prospectus is September 8, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein

Summary Information about Global Club, Inc.

Global Club, Inc. (“Global Club”, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit company on June 27, 2008 and established a fiscal year end of July 31. We are a development stage company that intends to develop a wide range loyalty program based on “Global Club points” awarded for all purchases made in associated establishments. These points will be exchangeable by products, trips or discounts. We intend to be partners with all kinds of retailers, so the cardholders will be able to collect points on their every day expenses, such as in grocery shops, gas stations, restaurants, electronic stores, travel agencies, etc.

Our strategy is to recruit a large number of retail outlets as participating Global Club partners. We plan to do this by having our sales representatives negotiate membership deals with many large retail outlets and chains across North America. We also plan to advertise Global Club to retail outlets in various trade magazines as part of our sales campaign. Our planned website will also play a central role in recruiting customers.

After this prospectus is effective, in a period of 360 days, we intend to begin our revenue-operating activities by purchasing few samples of the RW Terminal and some PET cards in order to develop and test our system. Then, we plan to hire hi-tech consultants to develop the software to run the systems. Once our system is operational, we expect to start our marketing efforts. We will develop our website www.globalclubloyalty.com, and contact possible partners.

We expect to raise US$90,000 in order to fund our activities, but we have also considered the sales of only 25%, 50% and 75% of the shares (See section entitled Use of Proceeds). The company’s sole officer and director, Mr. Narita has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 333-1198 and our fax number is 775-313-9804. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of July 31, 2008, the end of the most recent fiscal period, Global Club had raised $4,750 through the sale of its common stock. There is $4,750 of cash on hand in the corporate bank account. The company currently has liabilities of $2,723, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $4,200. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

Summary of the Offering by the Company

Global Club has 4,750,000 shares of common stock issued and outstanding and is registering an additional 2,250,000 shares of common stock for offering to the public. The company may endeavor to sell all 2,250,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Global Club will receive all proceeds from the sale of the common stock.

Securities being offered by the company, common stock, par value $0.001	2,250,000 shares of common stock are offered by the company.
Offering price per share by the company.	A price, if and when the company sells the shares of common stock, is set at $0.04.
Number of shares outstanding before the offering of common shares.	4,750,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	7,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.04.

Global Club may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Global Club’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Global Club will receive all proceeds from the sale of the common stock. If all 2,250,000 common shares being offered are sold, the total gross proceeds to the company would be $90,000. The company intends to use the proceeds from this offering (i) on the development of our system (acquirement of RW terminal, development of PET cards and developing the software) estimated at $67,000, (ii) to initiate the company's sales and marketing campaign, estimated at $16,500, (iv) and administrative expenses estimated to cost $2,300. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $4,200 are being paid for by Global Club.

Termination of the offering

The offering will conclude when all 2,250,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Global Club may at its discretion extend the offering for an additional 90 day period.

Terms of the offering	The company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Global Club has not authorized anyone to provide you with information different from that which is contained in this prospectus. The company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of July 31, 2008
Total Assets	$ 4,750
Total Liabilities	$ 2,723
Stockholder’s Equity	$2,027
Operating Data	June 27, 2008 (inception) through July 31, 2008
Revenue	$ 0.00
Net Loss	$ (2,723)
Net Loss Per Share	$ 0.00

As shown in the financial statements accompanying this prospectus, Global Club has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The company considers the following to be the most significant material risks to an investor regarding this offering. Global Club should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress will require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

There is substantial uncertainty about the ability of Global Club to continue its operations as a going concern

In their audit report dated August 30, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to Global Club, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such, we may have to cease operations and you could lose your entire investment. See “July 31, 2008 Audited Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern, it may be more difficult to attract investors.

If we do not obtain adequate financing, our business will fail, resulting in the complete loss of your investment

If we are not successful in earning revenues once we have started our business activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See “Description of Business.”

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

If a market for our common stock does not develop, stockholders may be unable to sell their shares

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Buyers will pay more for our common stock than the pro rata portion of the assets is worth; as a result, investing in our company may result in an immediate loss

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.04 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Global Club`s assets do not substantiate a share price of $0.04. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

The company`s management could issue additional shares, since the company has 75,000,000 authorized shares, diluting the current stockholder`s equity

The company has 75,000,000 authorized shares, of which only 4,750,000 are currently issued and outstanding and only 7,000,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing stockholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

In the event that the company`s shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the company`s shares.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Because our sole officer and Director, Mr. Narita owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by him are inconsistent with the best interests of other stockholders.

Orlando Junhiti Narita is our sole officer and Director. He owns 100% of the outstanding shares and will own approximately 68% after this offering is completed. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Narita may still differ from the interests of the other stockholders.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors may become authorized to issue shares of preferred stock. Our board of directors may then have the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

RISKS RELATED TO INVESTING IN OUR COMPANY

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history. We are in the development stage of our business and have not yet begun to offer our products. To date, we have no revenues to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

In the case if the company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the stockholders

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the stockholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied therefrom.

RISKS RELATED TO OUR SECURITIES

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling, if it were to occur, could impact the value of our stock in an extreme and volatile manner to the detriment of our stockholders.

RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Orlando Junhiti Narita, our sole officer and director, devotes approximately 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Narita, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, recruiting and retaining certain key personnel is essential to the development and operation of our business. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Since we are a new company and lack an operating history, we face a high risk of business failure which would result in the loss of your investment

Global Club is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on June 27, 2008 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar products, the entry of new competitors into the rewards card industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the rewards card industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

If we are unable to succeed in marketing, establishing partnerships, and maintaining a large enough client base to support our business operations, we will be unable to achieve profitable operations, and our business may fail

If we are unable to succeed in marketing maintaining a large enough client base to support our business operations, we will be unable to achieve profitable operations. Any time new products are introduced into a market, there is a substantial risk that revenue will not meet expectations or even cover the cost of operations. While we anticipate the ability to attract clients, there is no way to predict the volume that will occur or even if the number of clients will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of our business. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invested capital.

The company may be unable to manage its future growth

The company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company’s financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS

Because we are not established, our services and name have little, if any, name recognition, we may be prevented from generating revenues, which will reduce the value of your investment.

Because we are a new company with new services and we have not conducted advertising, there is little or no recognition of our name. As a result, consumers may search services other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If new competitors enter the market and emulate our business model, our sales and profitability may be negatively materially impacted.

There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our services, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

U.S. trade & industry is subject to economic changes and periodic fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth theuses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$22,500	$45,000	$67,500	$90,000
	==========	=========	==========	==========
OFFERING EXPENSES
Legal & Accounting	3,000	3,000	3,000	3,000
Printing	200	200	200	200
Transfer Agent	1,000	1,000	1,000	1,000
TOTAL	$4,200	$4,200	$4,200	$4,200

SALES & MARKETING
Website	900	2,500	4,500	6,500
Sales Campaign	1,100	4,000	9,500	10,000
TOTAL	2,000	6,500	14,000	16,500

SYSTEM DEVELOPMENT
RW Terminal Acquirement	1,500	3,000	6,000	7,500
PET cards development	500	750	1,000	1,500
Software development	14,000	30,000	41,000	58,000
TOTAL	16,000	33,750	48,000	67,000

ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet	300	550	1,300	2,300
TOTAL	300	550	1,300	2,300

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Global Club and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.04 per share. This price is significantly greater than the price paid by the company’s sole officer and director for common equity since the company’s inception on June 27, 2008. The company’s sole officer and director paid $0.001 per share, a difference of $0.039 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.04
Net tangible book value per share before offering	$0.0004
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.013
Increase to present stockholders in net tangible book value per share after offering	$0.0127
Capital contributions	$90,000
Number of shares outstanding before the offering	4,750,000
Number of shares after offering held by existing stockholders	4,750,000
Percentage of ownership after offering	68%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.027
Capital contributions	$90,000
Percentage of capital contributions	95%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	32.1%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.029
Capital contributions	$67,500
Percentage of capital contributions	93.4%
Number of shares after offering held by public investors	1,687,500
Percentage of ownership after offering	26.2%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.032
Capital contributions	$45,000
Percentage of capital contributions	90.5%
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	19.1%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.035
Capital contributions	$22,500
Percentage of capital contributions	82.5%
Number of shares after offering held by public investors	562,500
Percentage of ownership after offering	10.6%

PLAN OF DISTRIBUTION

4,750,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional of 2,250,000 shares of its common stock for possible resale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Global Club will receive all proceeds from the sale of those shares. The price per share is fixed at $0.04 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the company must be made at the fixed price of $0.04 until a market develops for the stock.

The company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the company or by agreement between both parties.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Global Club has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Global Club will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 70%of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada stockholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Global Club will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On June 27, 2008, Mr. Orlando Junhiti Narita, president and sole director, incorporated the company in the State of Nevada and established a fiscal year end of July 31. The objective of this corporation is to enter into the rewards card industry.

The more money he would spend, the more rewards (in discounts or products) he would be entitled to claim; resulting in a measurement of your loyalty.

GLOBAL CLUB, INC. intends to develop a wide range loyalty program based on “Global Club points” awarded for all purchases made in associated establishments. These points will be exchangeable by products, trips or discounts.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 333-1198 and our fax number is 775-313-9804. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

Global Club has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

According to IPC – Incentive Performance Center: “Consumer incentives rarely get the media attention dedicated to advertising or Internet marketing, but they are big business. Of the $80 billion that Promo magazine estimates U.S. businesses spend on promotion marketing yearly, almost $30 billion is spent on consumer incentives, including:

•	Sweepstakes and contents
•	Gift-with-purchase offers
•	Door-opener offers
•	Loyalty programs
•	On-pack or in-pack incentives
•	Word-of-mouth and referral programs
•	Website opt-in or subscription sign-up incentives
•	Direct mail syndication
•	Event-related giveaways

Incentives, rewards, or recognition, are used at one time or another to encourage almost any type of consumer behavior. Despite the prevalence of their use, surprisingly little academic research exists to fully understand the psychological or other affects of many types of incentive programs. The bulk of the available research relates primarily to the activities and business practices related to consumer incentive usage. “Source: http://www.incentivecentral.org/consumers/consumers.1844.html”

In Katherine Morrall’s article Golden handcuffs: loyalty programs that retain customers, having satisfiedcustomers doesn't always mean that your customer retention programs will be successful. "Customers can be very satisfied and happy with good service, but they won't necessarily stay if they get a better offer," says Carla McEachern, senior consultant with Customer Insight Corp., Englewood, Colo. "To keep the customers you have, you have to go beyond customer satisfaction to create loyalty in your customer base." McEachern says there are components to customer retention that can build customer loyalty. Linking two important ingredients, reward programs and recognition programs, is essential - one without the other, won't work. "I call them the golden handcuffs," she says. "You want the program to be so appealing, it will cost the customer too much to leave."

"There is nothing like the power of a satisfied customer, and if you can elevate customer satisfaction to a higher level and give customers a long-term reason to stay with you, then you are creating loyalty," says

 Ralph H. Harrison of the Harrison Company, Aurora, Colo. "Retention strategies should be part of the overall marketing strategy to grow and manage the customer relationship." Source: http://www.allbusiness.com/sales/customer-service/517022-1.html. Publication: Bank Marketing.

A study described inReward programs How to make the most of air miles, credit card rewards and other points cards claims that consumers will buy up to 20 times as much merchandise in one place if they feel emotionally attached to a loyalty plan. Customers typically buy only those things they would normally purchase, making sure they always collect any applicable points for that item. Source: http://www.canadianliving.com/life/money/reward_programs_how_to_make_the_most_of_air_miles_credit_card_

rewards_and_other_points_cards.php

Take an example in the article: The Value Of Customer Retention: A Business Without A Customer retention Plan Will Lose Revenue And Market Share, every business gains or loses customers. So, the customer satisfaction is critical to gaining more customers and retaining the ones the company already has. If your customer begins to feel ignored or neglected, they will take their business elsewhere.

Companies who devote the majority of their energies and resources to getting new customers usually do so at the expense of their existing customers. The resulting neglect can erode the trust and “equity” found in repeat customer relationships.

Reasons Customers Leave:

- Move or Die 4%

- Other Company Friendship 5%

- Competition 9%

- Product Dissatisfaction 15%

- No Customer Contact Strategy 67%”

Source: http://www.marketingprinciples.com/customerretention/default.asp?cat=123

According to TLG article, “Corporate-Sponsored Reward Programs – in which salespeople or loyal customers get to cruise the Bahamas, watch their favorite TV programs on a new plasma screens, or receive logoed thank you trinkets such as hats, mugs or T-shirts – are not just for big companies. Smaller and medium sized businesses can also use Reward Marketing to grow sales and harvest loyal customers. The best part is that these programs are self-liquidating and the return on investment can be easily measured.

According to recent research, there is no doubt rewards work. But how you develop and structure the program is critical to its success. A recent study conducted by Maritz Research indicated that out of 1,205 adults polled, 49 percent participate in some form of customer-reward program. Eighty percent indicated they do more business with companies because of reward programs.” Source: http://www.incentivesmotivate.com/pr_rewarding.shtml

Description of our Services and Products

Global Club is a new concept of loyalty program. The concept is simple: on every purchase it will be awarded points to be printed on a card. These points can be exchanged by products such as video-games, gift cards, trips, etc. according to the number of points on the card: more points, better prize. We intend to be partners with all kind of retailers, so the cardholders will be able to collect points on their every day expenses, such as in grocery shops, gas stations, restaurants, electronic stores, travel agencies, etc.

PET Card

An important part of the program will be a recyclable PET card, similar in size to a debit/credit PVC card, but thinner (0.22mm). The card will be color printed by applying special UV (ultra-violet) inks in thin (less than 0.04 mm) coats with our logo and a serial number on the face and product information on the obverse side. The obverse side of the card will also contain a magnetic layer upon which the information (data) of the customer and his accumulated points will be recorded by a specialized device, called “Readwriter Terminal”. The points will be printed thermally in a way that the magnetic reader head of the terminal will read the information recorded on it. We could also use face side of card for advertising and product promotions.

The estimated cost price is US$0.80 per unit.

Readwriter Terminal - RWT

We intend to import this equipment from a specialized company from Japan according to our design specifications. We expect to install terminals in each venue included on the Global Club. The terminal would be used to recognize the card and print the points on it after each of the cardholder’s transactions.

Points

Cardholders collect points whenever they make purchases at retail outlets that belong to the Global Club. Participating establishments will determine the number of points earned as a percentage of the spent value.

The cardholder will accumulate the points on a card until it is filled up. He would then transfer his points to a new rewards carduntil the time he intends to redeem them. The points would be printed on the card by RWT and displayed through icons or figures that mean a defined value in points.

The customer can redeem his points in exchange for any products purchased at an establishment registered in the Global Club. The points will expire one year after the purchase and collection.

Competitive Advantages

This program plans to distinguish itself from other programs being one of the most flexible in the market, through the wide variety of rewards that a customer can accumulate points towards, as well as the wide range of purchases that points may be accumulated on, whether buying through cash, credit card or other means. The purchaser simply presents the PET card at the point-of-purchase to get the points. So, the customer will earn rewards quickly by simply remembering to use his card on every purchase. The card holder can check his accumulated points simply by registering in our website or just checking the points printed on the card.

We are planning on offering one of the broadest Reward Incentive Program because we intend to have a large number of partners on different industries (clothing, entertaining, grocery, fuel, etc) that will allow the cardholders to accumulate points quickly and be awarded with prizes for all of their expenses and it will possible to earn point on every way of payment. The cards will be easy to personalize with logos and themes (movies, cartoons, sport teams).

Global Club has not yet secured any contracts with retails stores and the statements above reflect only the expectations of the Company. Even though we intend to use recognizable logos and themes printed on our cards, we cannot assure that we will be able to negotiate deals with any internationally recognizable logos, the Company has not yet contact any major brands for possible logo license deals.

.

All maintenance of the equipment will be performed by us during the rental period by contacting us at our website or phone number.

Marketing

Our strategy is to recruit a large number of retail outlets as participating Global Club partners. We plan to do this by having our sales representatives negotiate membership deals with many large retail outlets and chains across North America. We also plan to advertise Global Club to retail outlets in various trade magazines as part of our sales campaign.

Our planned website will also play a central role in recruiting customers. It will display all the establishments that will participate in the Global Club and will record the accumulated points for each client`s card.

Intellectual Property

We intend, in due course and subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada and other jurisdictions.

We intend to aggressively assert our legal rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of any government regulations that would restrict our ability to do business in North America and do not anticipate having to expend significant resources to comply with any governmental regulations governing the rewards card industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Global Club has no permanent staff other than its sole officer and director, Mr. Orlando Junhiti Narita, who is the President and Chairman of the company. Mr. Narita is employed elsewhere and has the flexibility to work on Global Club up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the company begins developing the folders, advertisements and building its Internet website, it will hire independent consultants to do these tasks. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

July 31, 2008

(Audited)

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Global Club, Inc.

Carson City, Nevada

We have audited the accompanying balance sheet of Global Club, Inc. (A Development Stage Company) as of July 31, 2008, and the related statement of operations, stockholder’s equity, and cash flows from inception (June 27, 2008) through July 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit toobtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Club, Inc. (A Development Stage Company) as of July 31, 2008, and the results of its operations and cash flows from inception (June 27, 2008) through July 31, 2008 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

August 30, 2008

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

BALANCE SHEET

(Audited)

As of July 31, 2008

ASSETS

CURRENT ASSETS
Cash	$ 4,750
Total current assets	4,750

Total assets	$ 4,750

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities Due to related party	$ 1,500 1,223
Total current liabilities	2,723
Total liabilities	2,723

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value,
Authorized 75,000,000 shares of common stock,
issued and outstanding 4,750,000 shares of common stock	4,750

Deficit accumulated during the development stage	(2,723)

Total stockholder’s equity	2,027

Total liabilities and stockholder’s equity	$ 4,750

The accompanying notes are an integral part of these financial statements

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

STATEMENT OF OPERATIONS

(Audited)

From Inception (June 27, 2008) through July 31, 2008

REVENUE	$ --

EXPENSES
General and administrative	23
Professional fees	2,700
Total expenses	2,723

NET LOSS	$ (2,723)

BASIC NET LOSS PER SHARE	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,555,556

The accompanying notes are an integral part of these financial statements

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDER’S EQUITY

FROM INCEPTION (JUNE 27, 2008) TO JULY 31, 2008

(Audited)

	Common Stock		Deficit accumulated during the development	Total stockholder’s
	Number of shares	Amount	stage	equity

Balance, June 27, 2008	-	$ -	$ -	$ -

Common stock issued for cash at $0.001
per share July 22, 2008	4,750,000	4,750	-	4,750
Net loss			(2,723)	(2,723)

Balance, July 31, 2008	4,750,000	$ 4,750	$(2,723)	$(2,027)

The accompanying notes are an integral part of these financial statements

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

(Audited)

From inception (June 27, 2008) through July 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,723)
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	1,500

NET CASH USED IN OPERATING ACTIVITIES	(1,223)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	1,223
Issuance of common stock	4,750
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,973

NET INCREASE IN CASH	4,750

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 4,750

The accompanying notes are an integral part of these financial statements

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

July 31, 2008 (Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Global Club, Inc. (the “Company”) was incorporated in the State of Nevada as a for-profit company on June 27, 2008 and established a fiscal year end of July 31. The Company is a development stage company that intends to develop a wide range loyalty program based on “Global Club points” awarded for all purchases made in associated establishments. These points will be exchangeable by products, trips or discounts. The Company is currently in the development stage as defined in SFAS No. 7. All activities of the Company to date relate to its organization, initial funding and share issuances.

The financial information is audited. In the opinion of management, all adjustments necessary to present fairly the financial position as of July 31, 2008 and the results of operations, stockholder’s equity and cash flows presented herein have been included in the financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholder’s equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated since inception (June 27, 2008) through July 31, 2008 of ($2,723). The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founder’s shares. As of July 31, 2008, the Company had issued 4,750,000 Founder’s shares at $0.001 per share for total cash proceeds to the Company of $4,750.

The officers and directors have committed to advancing certain operating costs of the Company.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

July 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No.109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107 and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Recent Accounting Pronouncements

SFAS 141(R) - In December 2007, the FASB issued SFAS 141(R), “Business Combinations.” This Statement replaces SFAS 141, “Business Combinations,” and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes,” to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, “Goodwill and Other Intangible Assets,” to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 141(R) could have on our financial statements.

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

July 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements.” SFAS 160 amends Accounting Research Bulletin 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently assessing the potential impact that the adoption of SFAS 160 could have on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for  some  disclosures  about the  insurance  enterprise’s   risk-management  activities.  SFAS  163  requires   that

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

July 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

disclosure about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3 – STOCKHOLDER’S EQUITY

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of July 31, 2008, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 22, 2008, the sole Director purchased 4,750,000 shares of the common stock in the Company at $0.001 per share for $4,750.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of July 31, 2008, the Company received advances from a Director in the amount of $1,223 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

As of July 31, 2008, the Company had a federal operating loss carry forward of $1,223, which begins to expire around 2028. The provision for income taxes consisted of the following components for the year ended July 31, 2008.

_____2008__

Current:

Federal	$-
State	$-
__________
Deferred	:	$-

GLOBAL CLUB, INC.

(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

July 31, 2008

NOTE 5 – INCOME TAXES (continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at July 31, 2008

_____2008______

Deferred tax assets:

Net operating loss carry forward	$2,723
_______________
Total deferred tax assets	953

Less: valuation allowance _____	(953)_____

Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of July 31, 2008 was $953. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of July 31, 2008.

Reconciliation between the statutory rate and the effective tax rate is as follows at July 31, 2008:

2008

Federal statutory tax rate	(35.0)%
Permanent difference and other _____	35.0%

Effective tax rate	- %

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our plan of operation is based on the accomplishment of the following milestones over the 12 month period planned for in this prospectus:

1.

We plan to begin our activities by purchasing few samples of the RW Terminal from a Japanese company who specializes in the manufacture of this product and some PET cards in order to develop and test our system. We expect to complete this stage within 90 days of the effective date of this prospectus.

2.

After receiving the RW Terminals and PET cards we plan to hire hi-tech consultants to develop the software to run the systems. We intend to use the terminals and cards acquired prior to this stage to run the system and make the necessary arrangements on the software. We expect to finish this stage within 300 days of the effective date of this prospectus.

3.

Once our system is operational, we expect to start our marketing efforts. We will develop our website www.globalclubloyalty.com, and contact malls, grocery stores and gas stations to be our partners. We intend to devote about 60 days to this period and be fully operational within 360 days of the effective date of this prospectus.

Global Club plans on charging a monthly rental fee that will include the maintenance of the equipment. The Company also plans to generate revenue charging about US$0.01 for each issued point and selling the face part of the cards for advertisement. The consumer will not pay anything extra for the points; they will be already included on the final price of the product. We may also sell some special PET cards for collection.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Results of Operations

For the period from inception (June 27, 2008) through July 31, 2008, we had no revenue. Expenses for the period totaled $ 2,723 resulting in a net loss of $ 2,723.

Capital Resources and Liquidity

As of October 31, 2008, the Company had $64.00 sixty four dollars cash. The available capital reserves of the Company are not enough for the Company to remain perational.

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Mr. Narita has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000 twelve thousand in auditor fees, approximately $6,000 six thousand in bookkeeping, approximately $3,500 three thousand five hundred in edgarizing, and an additional $4,200 forty two hundred in printing of this prospectus and mailings.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because we are a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

The Company would look to traditional financers in the United States for a private placement offering, the Company would seek to raise initially a minimum amount of funding as to not dilute share holder equity until the Company has a working demonstrational system. The Company feels it would require to raise the balance of funds not raised in this offering to give the Company the $90,000 dollars it would anticipate spending over the next 12 months. The Company’s president has stated verbally that he may be able to go to friends and family to raise additional funds as well as the current risk capital markets have taken a down turn and capital is hard to raise in current economic conditions.

The Company anticipates it will require $90,000 dollars in the next twelve months to fulfill its plan of operations. Within 120 days of this prospectus becoming effective the company would further develop its web site to be used as a sales tool in its initial contacts with its business partners. The Company anticipates spending $ 6,500 dollars on a web site that is mostly informative with minimal functionality relating to customer services and interactive loyalty activities. With in 240 days of this prospectus becoming effective the company anticipates hiring overseas contract software developer to provide more functionality to its website. The Company will look for open source software products that it can use free of charge and make minor changes to the open source software to meet its needs, the Company anticipates spending approximately $67,000 dollars in customizing the open source software products it chooses. Within 240 days of this prospectus becoming effective the Company anticipates purchasing several read write terminals from Japan or China and loyalty cards to be able to demonstrate the functionality of the system. The Company expects to spend an additional $7,500 on these demonstration terminals. The Company feels that within 360 days of this prospectus becoming effective it will be able to begin its sales and marketing efforts to demonstrate its systems capabilities, the Company would initially contact medium size chain retailers in the United States offering them their own turn key loyalty program that the company would monitor and run on their behalf. The Company anticipates the medium size retailer covering all initial hard costs associated with the initial hardware purchase and installation.

The Company has several significant business risks in the implementation of its business plan over the next 12 months. The Company has sourced most of the physical hardware required to meet its business objectives but will face a challenge in finding royalty free software that it can modified to meet its business objects. The cost to develop custom software to manage its business would be cost prohibitive. The Company also faces the challenge that many medium size retailers such as music stores, running shoe company’s retail outlets and gas stations for example have implemented their own loyalty program and may not be receptive to our Company’s offering. Additionally as a new business the Company may face skepticism from retailers in starting a loyalty program with a young start up company. The Company feels it could over come many of these obstacles contractually with the retailers.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a public company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements especially that of SOX 404. This additional Corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12 month plan of operations.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

The company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Orlando Junhiti Narita	55	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Set forth below is a brief description of the background and business experience of our executive officer and director for the last 5 years.

Mr. Orlando Junhiti Narita has acted as our sole president and director since our incorporation on June 27, 2008. He has a degree in Business Administration (1977) from the University of Sao Paulo - Faculdade de Economia e Administração. From 2000 to 2003, Mr. Narita had researched a Project of Reward Program with Nippon Card Co., Ltd. a Japanese company Headquartered in Osaka city with a branch in Tokyo, Japan. In the last 5 years he has been managing a restaurant in São Paulo, Brazil owned by him.

Mr. Narita intends to devote approximately 30% (10 hours per week) of his business time to our affairs.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Narita other business interests and his involvement in Global Club.

EXECUTIVE COMPENSATION

Global Club has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (June 27, 2008) through July 31, 2008.

	SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Orlando Junhiti Narita President	2008	0	0		0	0	0	0	0

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of July 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Orlando Junhiti Narita	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Global Club has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Global Club may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (June 27, 2008) through July 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Orlando Junhiti Narita	0	0	0	0	0	0	0

At this time, Global Club has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Orlando Junhiti Narita, Rua Praia do Castelo, 270 ap 142A, Sao Paulo, SP, Brazil 04362-020	4,750,000	100%	67.9%	73.8%	80.9%	89.4%

All Officers and Directors as a Group (1 person)	4,750,000	100%	67.9%	73.8%	80.9%	89.4%

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Narita is the only “promoter” of our company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control to the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 22, 2008, we issued a total of 4,750,000 shares of common stock to Mr. Orlando Junhiti Narita, our sole officer and director, for total cash consideration of $4,750. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

Legal and Accounting	$3,000
SEC Filing Fee	4
Printing	200
Transfer Agent	1,000
TOTAL

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

Global Club is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

July 22, 2008

We have issued 4,750,000 common shares to our sole officer and director for total consideration of $4,750, or $0.001 per share.

We will spend a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation
3(ii)	By-laws
5	Opinion re:legality
23	Consent of experts and counsel

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Global Club, Inc., dated June 27, 2008.

Exhibit 3(ii)

Bylaws of Global Club, Inc. approved and adopted on June 27, 2008.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, dated September 2, 2008, regarding the legality of the securities being registered.

Exhibit 23

Consent of De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, 2580 Anthem Village Drive, Henderson, NV 89052, dated September 2, 2008, regarding the use in this Registration Statement of their report of the auditors and financial statements of GLOBAL CLUB, INC. for the period ending July 31, 2008.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sao Paulo, State of Sao Paulo, Brazil on this 23rd day of December, 2008.

GLOBAL CLUB, INC.

/s/ Orlando Junhiti Narita

Orlando Junhiti Narita

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Orlando Junhiti Narita

Orlando Junhiti Narita

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

December 23, 2008